SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                            FORM 8-K

                        CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       April 24, 2018
                       Date of Report
               (Date of Earliest Event Reported)

                      NEXE BLOCKCHAIN, INC.
        (Exact Name of Registrant as Specified in its Charter)

            SHAMROCK GROVE ACQUISITION CORPORATION
(Former Name of Registrant as Specified in its Charter)

Delaware                000-55814                  82-1615867
(State or other    (Commission File Number)    (IRS Employer
jurisdiction                                     Number)
of incorporation)
          3709 Promontory Point Drive, Suite 129
                   Austin, Texas 78744
     (Address of principal executive offices) (zip code)

                       512-717-7769
      (Registrant's telephone number, including area code

ITEM 3.02 Unregistered Sales of Equity Securities

     On April 25, 2018, Nexe Blockchain, Inc. (formerly Shamrock Grove Acquisition Corporation) (the "Registrant" or the "Company") issued shares of its common stock pursuant to Section 4(a)(2) of the Securities Act of 1933 at par representing 91% of the total outstanding 5,500,000 shares of common stock as follows:

         Victor Wong              5,000,000

    With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On April   24, 2018, the following events occurred which resulted
in a change of control of the Registrant:

       The Registrant cancelled an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock valued at par.

       The then current officers and directors resigned.

       New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on July 7, 2017 as amended and supplemented by the information contained in this report.

    The Registrant has been formed to focus on Fintech and Blockchain technologies.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On April 24, 2018, the following events occurred:

         James M. Cassidy resigned as the Registrant's president, secretary and director.

         James McKillop resigned as the Registrant's vice president and director.

         Victor Wong was named the sole officer and director of the
         Registrant:

    Victor Wong serves as the sole officer and director of the Company. In 1997, Mr. Wong founded and served as CEO of PowerTools, one of the Apple Computer Company authorized MacOS computer maker. PowerTools designed, produced and sold the most MacOS computers at that time. PowerTools ceased its operations after Apple Computer ended MacOS compatible computer licensing. In 2000, Mr. Wong founded and served as CEO since of Ecommercesoft, an enterprise providing internet-based business software solutions. Ecommercesoft developed MetroShop, an enterprise resource planning system with web-based front end based on WebObject from Apple. Ecommercesoft ceased operations after Apple
Computer ceased its support for WebObject.   MetroShop was promoted
by Apple as an enterprise software solution for its clients and was also utilized to power parts of Lucent Technologies online commerce as well as the Lyndon B. Johnson Presidential Library in Austin, Texas.

From 2003 to 2006, Mr Wong founded and served as CEO of Open Labs, the maker of computer enhanced musical instruments. Instruments created by Open Labs were used to produce recorded music and perform live by Timbaland, Maroon 5, Korn, Faith Hill, Madonna, Prince, Lil John Tommy Lee and others. All the keyboards on stage at the Prince's Super Bowl halftime performance were designed by Mr. Wong and produced by his company. In 2010, Mr. Wong launched and acted as CEO of Music Computing, a maker of computer enhanced musical instruments, particularly keyboard production stations, large screen multi-touch controllers and laptop keyboard controllers. Music Computing is the exclusive provider of large format touch screens to the corporate offices for Capital One. Mr. Wong continues as the CEO of Music Computing, Inc.

Mr. Wong serves as the CEO of several companies including: Sparkle Coin, a blockchain development company with proprietary blockchain and coin; VCoin Exchange, a cryptocurrency exchange company; Vcoin Mall, a peer to peer marketplace for consumers to purchase goods from e-tailers using cryptocurrencies; Vaspshot, Iinc., a beverage dispensing machine production company.

Mr. Wong has been featured in numerous publications worldwide including MacWorld, PC Magazine, Music Tech and Sound. Mr. Wong has appeared in video and on television with notable musicians associated with his products. Mr. Wong holds patents in the fields of music technology and computer technologies. Mr. Wong received his Bachelor of Science degree from University of Texas at Austin in 1990.

                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                             NEXE BLOCKCHAIN, INC.

Date: April 25,  2018
                             /s/ Victor Wong
                             -------------------------------
                             Victor Wong